EXHIBIT 10.21


               STOCK Cancellation Agreement (CLASS B COMMON STOCK)


     This Stock Cancellation Agreement (Class B Common Stock) ("this Agreement") is made and entered into as of July 20, 2006 (the "Effective Date"), by and between Equity Technologies & Resources, Inc. (the "Company"), and the undersigned stockholder of the Company ("Stockholder"). The Company and Stockholder are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

                                    RECITALS:

     WHEREAS, the Company has issued to Stockholder an aggregate of 100,000 shares (the "Class B Shares") of its Class B Common Stock, $.01 par value per share (the "Class B Common Stock"); and

     WHEREAS, the Company and MB Holding Corporation, a Nevada corporation ("MBH"), and H.E.B., LLC, a Nevada limited liability company, have entered into that certain Stock Exchange Agreement pursuant to which the Company will acquire all of the issued and outstanding shares of MBH (the "Exchange Agreement"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated under the Exchange Agreement that all of the issued and outstanding shares of Class B Common Stock be cancelled; and

     WHEREAS, the Company and Stockholder expressly agree and understand that the consideration for the cancellation of the Class B Common Stock as set forth herein consists of the consummation of the transactions contemplated under the Exchange Agreement.

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. The Class B Shares are hereby cancelled and shall be of no further force or effect.

2.   At  the  closing  of  the  transactions  contemplated  under  the  Exchange
     Agreement,   Stockholder   shall   deliver  to  the  Company   certificates
     representing the Class B Shares for cancellation.

3. Stockholder represents and warrants to the Company that Stockholder is the beneficial owner of, and has not sold, assigned or otherwise transferred to any third party any of Stockholder's right, title or interest in, to or under, the Class B Shares.

4. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by both Parties. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be changed except by writing signed by both Parties.





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5.   This Agreement shall be binding upon each Party and such Party's  officers, directors, shareholders, heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to each of them, and to
     their  heirs,   administrators,   representatives,   executors,   trustees,
     successors, and assigns.

6. In the event it becomes necessary to bring suit to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover, in addition to any other award, reasonable legal costs, including court costs and attorney's fees.

7. If any provision of this Agreement is held to be unenforceable or invalid, the remaining provisions of this Agreement will remain in effect.

8. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of Dallas County, Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of either Party to serve process in any other manner permitted by law.

9. All notices, requests and other communications to either party shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such Party at (a) its address set forth on the signature pages hereof or (b) such other address or facsimile number as such Party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified or registered with first class postage prepaid, addressed as aforesaid, or
     (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

10. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both Parties.

11. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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     IN WITNESS WHEREOF,  this Agreement was duly executed by the Parties on the date first written above.


                      EQUITY TECHNOLOGIES & RESOURCES, INC.


                         By: /s/ James K. Millard
                            ----------------------------------
                            Name: James K. Millard,
                           Title: President & CEO
                         Address: 325 W. Main St Suite 240
                                  Lexington, KY 40507



                              MLH INVESTMENTS, LLC


                         By: /s/ Scott A. Haire
                            ----------------------------------
                            Name: Scott A. Haire
                           Title: Member/Manager
                         Address: 2225 Randol Mill Road, Suite 305
                                  Arlington, Texas  76001














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